Exhibit 5.1

Mourant Ozannes (Jersey) LLP 22 Grenville Street St Helier Jersey JE4 8PX Channel Islands T +44 1534 676 000 F +44 1534 676 333

The Directors

Caledonia Mining Corporation Plc

3rd Floor

Weighbridge House

Weighbridge

St Helier

Jersey JE2 3NF

May 18, 2023

Our ref:	8062670/86339521/4

Dear Sir or Madam

Caledonia Mining Corporation Plc (the Company)

Registration of securities under the US Securities Act of 1933, as amended (the Securities Act)

We have acted as the Company's Jersey legal advisers in connection with the controlled equity offering (the Offering) of common shares in the Company (the Offered Securities) having an aggregate issue price of up to $30,000,000 (the Maximum Amount) from time to time pursuant to the Prospectus Supplement and the Sales Agreement.

The Company has asked us to provide this opinion in connection with the Offering.

1.	Documents examined

(a)	For the purposes of this opinion, we have examined and relied upon the following documents:

(i)	a sales agreement dated May 17, 2023 (the Sales Agreement) relating to the Offering;

(ii)	a registration statement on Form F-3 dated May 18, 2021 (File No. 333-255500) (the Registration Statement) relating to the registration of common shares in the Company under the Securities Act;

(iii)	a prospectus supplement dated May 18, 2023 (the Prospectus Supplement and, together with the Registration Statement, the Prospectus) relating to the Offering;

(iv)	the Company's certificate of continuance and memorandum and articles of association (the Constitutional Documents); and

(v)	the Company's consent to issue shares dated January 1, 2017 issued to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958, the Company's consent to circulate the Prospectus Supplement issued to the Company by the Jersey Registrar of Companies under the Companies (General Provisions) (Jersey) Order 2002 and the Company's business licence issued to it under the Control of Housing and Work (Jersey) Law 2012 (together, the Consents).

Mourant Ozannes (Jersey) LLP is registered as a limited liability partnership in Jersey with registration number LLP112	mourant.com

(b)	In this opinion, non-assessable means, in relation to any Security, that the purchase price for which the Company agreed to issue that Security has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that Security in respect of the purchase price of that Security.

2.	Assumptions

For the purposes of giving this opinion we have assumed:

(a)	the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers or the secretary of the Company examined by us;

(b)	the Sales Agreement is and will remain legal, valid, binding and enforceable as a matter of all applicable laws, and the terms of the Sales Agreement will be complied with in full;

(c)

neither the Sales Agreement, nor the performance by any party of its obligations thereunder, will: (A) violate any applicable law, regulation, listing rules or other regulatory requirements or similar applicable to the Company; (B) result in a default under, or breach of, any other agreement or instrument binding upon that party (including, in the case of the Company, the Constitutional Documents); (C) result in a default under, or breach of, any approvals, authorisations, consents, licences or registrations issued to that party by any court or governmental agency (including the Consents); or (D) breach any resolutions passed by the Company;

(d)	that in approving the Company's entry into the Sales Agreement and the transactions contemplated thereby or by the Prospectus, the directors of the Company will be acting in the best interests of, and for a proper purpose of, the Company;

(e)	that the Company will not be carrying on unauthorised financial service business (as defined in the Financial Services (Jersey) Law 1998) and that at the time of the offer for, and issuance of, any of the Offered Securities, the Company will have obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding on it), including under the Control of Borrowing (Jersey) Order 1958, the Companies (General Provisions) (Jersey) Order 2002 and the Control of Housing and Work (Jersey) Law 2012, and the Company will have complied in full with the provisions of those statutes and any agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications obtained or made by the Company (including the Consents);

(f)	that the Company has not been and is not insolvent or unable to pay its debts as they fall due and will not become insolvent or unable to pay its debts as they fall due or bankrupt (as defined in Article 8 of the Interpretation (Jersey) Law 1954) as a result of its entry into the Sales Agreement or any transaction contemplated by the Sales Agreement or the Prospectus;

(g)	that the Company will remain incorporated, and in good standing, under Jersey law, and no steps have been or will be taken, or resolutions passed, to wind up or dissolve the Company or declare it bankrupt;

(h)	that no action will be taken by any person to block or otherwise prevent the issue of any Offered Securities;

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(i)	that there is no provision of any law (other than Jersey law) that would affect anything in this opinion; and

(j)	that no event occurs after the date hereof which would affect the opinions herein stated.

3.	Opinion

As a matter of Jersey law, and based on, and subject to, the foregoing and the qualifications mentioned below, assuming:

(a)	the Company and the directors of the Company take all necessary corporate and other action (including, if required, obtaining shareholder approval to any amendments to the Constitutional Documents) to permit, authorize and approve: (A) the creation and issue of any Offered Securities; (B) the issue and circulation of the Registration Statement, the Prospectus Supplement and any other prospectus supplement in respect of the Offering; (C) the terms of the Offering; and (D) the terms of the Sales Agreement (the Authorizing Resolutions);

(b)	each party to the Sales Agreement enters into, and performs its obligations under, the Sales Agreement;

(c)	the Registration Statement, the Prospectus Supplement and any other prospectus supplement in respect of the Offering is circulated and filed by the Company in compliance with: (A) the Securities Act and the applicable rules and regulations thereunder; (B) Jersey law (including the Companies (Jersey) Law 1991 and the Companies (General Provisions) (Jersey) Order 2002, and the applicable rules and regulations thereunder);

(d)	the Company receives in full the consideration due to it for the Offered Securities in accordance with the terms of the Sales Agreement and the terms of the Authorizing Resolutions;

(e)	the Offered Securities issued do not exceed the Maximum Amount; and

(f)	the issue of each Offered Security is recorded in the Company's register of members in compliance with the provisions of the Companies (Jersey) Law 1991, the Constitutional Documents and the Sales Agreement,

we are of the opinion that such Offered Securities will, once issued, be validly issued, fully paid and non-assessable.

4.	Jersey law

This opinion is limited to matters of, and is interpreted in accordance with, Jersey law as at the date of this opinion. We express no opinion with respect to the laws of any other jurisdiction. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may come to our attention, or any changes in law which may occur, after the date of this opinion.

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5.	Consent

(a)	This opinion is addressed to the Company in connection with the Offering.

(b)	We consent to the filing of this opinion as an exhibit to the Form 6-K to be filed with the United States Securities and Exchange Commission (the SEC) by the Company in connection with the Offering and to the reference to us being made in the paragraph of the Prospectus Supplement headed "LEGAL MATTERS". In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes (Jersey) LLP

Mourant Ozannes (Jersey) LLP

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